EXHIBIT 17.1

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Vermont Municipal Income Fund (the "Fund"), a portfolio of Federated Municipal Securities Income Trust (the "Trust"), hereby designate and appoint George Magera, Justine Patrick, James Whetzel, Maureen Ferguson, Heather A. Eastgate, Megan Clement and Erin Dugan, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on August 17, 2007, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, 15237-7000, at 2:00 p.m. (Eastern
Time) and at any adjournment thereof.

The proxies are hereby authorized and instructed to vote upon the matters specified in the notice of meeting in accordance with the choices made on this ballot. If no choice is indicated as to a proposal, this proxy will be voted affirmatively on the matters. The proxies may vote in their discretion on any other matter which may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.



PROPOSAL:   To approve or disapprove a proposed Agreement and Plan of
            Reorganization pursuant to which Federated Municipal Securities
            Fund, Inc. would acquire all of the assets of Federated Vermont
            Municipal Income Fund in exchange for Class A Shares of Federated
            Municipal Securities Fund, Inc. to be distributed pro rata by Federated Vermont Municipal Income Fund in complete liquidation and termination of Federated Vermont Municipal Income Fund.

            FOR                [   ]



            AGAINST            [   ]


            ABSTAIN            [   ]




                               YOUR VOTE IS IMPORTANT
                         Please complete, sign and return this card as soon as possible.



                                           Dated


                                           Signature


                                           Signature (Joint Owners)


Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.









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